Exhibit 99.1

Change Healthcare Inc. Reports Second Quarter Fiscal 2021 Financial Results

Nashville, Tenn., Nov. 4, 2020 – Change Healthcare Inc. (Nasdaq: CHNG) (the “Company” or “Change Healthcare”), a leading independent healthcare technology company, today reported financial results for the second quarter of fiscal year 2021 ended Sept. 30, 2020.

“Our second quarter results reflect continued improvement in both healthcare utilization in the U.S. and underlying momentum across our business. The strong support of our customers in expanding their business with us, as well as the penetration of new solutions with both existing and new customers, contributed to our strong results,” said Neil de Crescenzo, president and chief executive officer. “The pandemic has underscored the need for greater efficiency, improved access and enhanced consumer experience across the healthcare continuum. Change Healthcare remains committed to continuing to deliver value to our customers and shareholders by leveraging the strength of our platform, which has the scale, data intelligence, connectivity, interoperability, and user experience capabilities to accelerate innovation and performance.”

Fiscal 2021 Second Quarter Highlights:

Financial Summary

•	Total revenue of $755.9 million, including solutions revenue of $705.9 million

•	Net loss of $42.6 million, resulting in net loss of $0.13 per diluted share

•	Adjusted net income of $103.5 million, resulting in adjusted net income of $0.32 per diluted share

•	Adjusted EBITDA of $231.8 million

Recent Business Highlights

•

Announced a new consumer engagement and revenue cycle management solution for pharmacies that makes it easier for consumers to get COVID-19 testing in their local pharmacies. Pharmacies can now electronically bill for COVID-19 tests just as easily as they bill for prescriptions and flu shots.

•

Integrated our SmartPay™ Consumer Payment solution with Epic MyChart and encrypted device integration within Hyperspace, allowing providers to offer their patients a wide range of payment options—letting them easily pay their healthcare bills how and when they want, with Change Healthcare providing phone and mail-in payment channels to give providers a multi-channel payment solution.

•

Acquired Nucleus.io, a leader in the development of advanced, fully enabled, cloud-native imaging and workflow technology including its market-leading medical image exchange solution currently utilized by over 7,500 organizations across the United States.

•

Acquired Prometheus Analytics®, the industry-standard for value-based care reimbursement models based on medical episodes of care. Prometheus is used by payer-provider collaborations nationwide, uniquely providing a proven and fair blueprint for value-based payments.

•

Announced innovative new Artificial Intelligence models, trained by expert physicians, which extract meaningful diagnostic information from text in EHRs. The first application of this technology is within our InterQual AutoReview™ solution, which automates medical necessity reviews using real-time data from EHRs.

Impact of McKesson Exit on Comparability of Results

On March 10, 2020, Change Healthcare Inc. acquired the interest in Change Healthcare LLC (“the Joint Venture”) previously held by McKesson. The transaction resulted in Change Healthcare Inc. acquiring control of the Joint Venture, which was accounted for as a business combination and resulted in a new basis of accounting, and all of the business activities of the Joint Venture are now reported by the Company. Change Healthcare Inc. financial statements for periods prior to the acquisition were primarily limited to the equity method investment in the Joint Venture, and therefore did not reflect revenue, adjusted EBITDA, and other key measures. As a result, Change Healthcare does not consider comparison of the current operating results to the reported results of Change Healthcare Inc. for the same period in the prior year to be meaningful, and instead will compare our current quarter results to the prior quarter results of the Joint Venture, which have been recast to reflect the current segment structure, including the allocation of all corporate costs to the business units. This press release includes supplemental information for the recast results of the Joint Venture for the three and six months ended September 30, 2019. The recast results for all quarters in fiscal year 2019 and fiscal year 2020 are available in the appendix to the earnings presentation and will be included as an exhibit to Change Healthcare Inc.’s Form 10-Q.

Financial Results

•

Solutions revenue was $705.9 million for the current period, inclusive of the impact of the fair value adjustment to deferred revenue resulting from the McKesson exit, which reduced revenue recognized in the quarter by $38.9 million. Total revenue, which includes postage revenue, was $755.9 million. For the second quarter of fiscal 2020, the Joint Venture reported $738.7 million of solutions revenue and $795.8 million of total revenue. Solutions revenue for the current period, including the $15.5 million net favorable impact of acquisitions and divestitures, was negatively impacted by the COVID-19 pandemic. Partially offsetting this impact were new sales volumes across all three segments.

•

Net loss was $42.6 million, resulting in net loss of $0.13 per diluted share. For the second quarter of fiscal 2020, the Joint Venture reported net loss of $0.1 million or $0.00 per diluted unit. Net loss for the current period was negatively impacted by the COVID-19 pandemic, partially offset by new sales volumes, productivity improvements and cost initiatives.

•

Adjusted net income was $103.5 million, resulting in adjusted net income of $0.32 per diluted share. For the second quarter of fiscal 2020, the Joint Venture reported adjusted net income of $86.6 million or $0.27 per diluted unit. Net loss per diluted share and adjusted net income per diluted share for the current period is based on 321 million shares compared to 324 million units in the prior year period.

•

Adjusted EBITDA was $231.8 million for the current period. For the second quarter of fiscal 2020, the Joint Venture reported adjusted EBITDA of $217.7 million. The results in the current quarter reflect approximately $15 million in lower SMG&A expenses primarily related to a one-time change in benefits policy, reduced healthcare benefits as a result of lower employee healthcare utilization, and timing related to deferred hiring as a result of COVID-19. The majority of these impacts are expected to normalize in the 3rd fiscal quarter.

Cash Flow and Balance Sheet Highlights

Net cash provided by operating activities was $296.6 million, free cash flow was $170.1 million, and adjusted free cash flow was $210.7 million, in each case, for the six months ended September 30, 2020. For the six months ended September 30, 2019, the Joint Venture reported net cash provided by operating activities, free cash flow, and adjusted free cash flow of $223.9 million, $94.0 million, and $173.9 million, respectively.

Net cash provided by operating activities, free cash flow, and adjusted free cash flow each is affected by pass-thru funds we receive from certain pharmaceutical industry participants in advance of our obligation to remit these funds to participating retail pharmacies. Such pass-thru funds on hand decreased by $1.4 million in the six months ended September 30, 2020, reducing free cash flow for the period by that amount, and increased by $12.9 million for the Joint Venture for the six months ended September 30, 2019. The increase in cash flow from operations, free cash flow, and adjusted free cash flow in the current period primarily resulted from improved working capital driven by strong collections.

The Company ended the quarter with approximately $167.5 million of cash and cash equivalents, and approximately $5,014.2 million of total debt. During the current period, the Company repaid $50.0 million on its Term Loan Facility. Subsequent to the end of the quarter, the Company repaid an additional $75.0 million on its Term Loan Facility.

Third Quarter Fiscal Year 2021 Guidance

Due to uncertainty around the duration of the COVID-19 pandemic, the Company will only be providing quarterly guidance.

For the third quarter of fiscal year 2021, the Company expects solutions revenue to be in the range of $725 million to $745 million, which includes a reduction of $24 million in revenue resulting from an adjustment of deferred revenue to fair value with no impact on adjusted EBITDA, adjusted EBITDA to be in the range of $215 million to $235 million, and adjusted EPS to be in the range of $0.28 - $0.33 per share.

The third quarter fiscal year 2021 outlook reflects the Company’s current expectation that the impact from the COVID-19 pandemic will continue to be gradually reduced throughout the remainder of the fiscal year as healthcare utilization trends improve and is also subject to risk factors such as those described in the Forward-Looking Statements below.

Supplemental Forward-Looking Expectations and Assumptions for Fiscal 2021

While the Company is not providing guidance for the full fiscal year 2021 due to the uncertainty of COVID-19, the Company has determined to provide the following supplemental expectations and assumptions that it has made regarding its fiscal year 2021 results to provide further transparency to investors into the Company’s current beliefs regarding fiscal year 2021, all of which are subject to change:

•	Expect free cash flow of $250 million to $300 million.

•	Capital expenditures of approximately 7.5% - 8.0% of solutions revenue excluding the impact of fair value adjustments and excluding integration related capital expenditures.

•	Integration related operating expense for the fiscal year of approximately $80 million and integration related capital expenditures of approximately $20 million.

•	Interest expense in the range of $245 million to $255 million.

•	Adjusted effective tax rate of approximately 25%.

•	Basic and fully diluted shares outstanding of 321 million.[1]

A reconciliation of the forward-looking third quarter fiscal year 2021 adjusted EBITDA outlook to net income, adjusted effective tax rate outlook for our effective tax rate outlook and free cash flow outlook to cash provided by (used in) operating activities cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, Change Healthcare is unable to assess the probable significance of the unavailable information, which could have a material impact on its future financial results in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

[1]

Diluted shares outstanding includes the impact of the minimum issuable shares attributable to the TEUs and excludes the effect of potential shares that would be antidilutive to Diluted EPS, based on expected GAAP Net Income (Loss) for FY2021.

Conference Call and Webcast Information

Change Healthcare will host a conference call on Thursday, November 5, 2020, at 8:00 a.m. ET. Investors and other interested parties are invited to listen to the conference call by dialing 1-(877) 279-0788 in the U.S.; 1-(270) 215-9894 from abroad, including the conference ID number: 6559165; or via a live, audio webcast on the Company’s website at https://ir.changehealthcare.com/.

A webcast replay will be available for on-demand listening shortly after the completion of the call until the second quarter fiscal year 2022 earnings call, at the aforementioned URL. In addition, a digital audio playback will be available until 11:00 a.m. ET on Thursday, November 12, 2020, by dialing 1-(855) 859-2056 or 1-(404) 537-3406 and referencing confirmation 6559165.

About Change Healthcare

Change Healthcare (Nasdaq: CHNG) is a leading independent healthcare technology company, focused on insights, innovation, and accelerating the transformation of the U.S. healthcare system through the power of the Change Healthcare Platform. We provide data and analytics-driven solutions to improve clinical, financial, administrative, and patient engagement outcomes in the U.S. healthcare system. Learn more at changehealthcare.com.

CHNG-IR

Contacts

Evan Smith, CFA

Investor Relations

404-338-2225

Evan.Smith@changehealthcare.com

Katherine Wojtecki

External Communications

630-624-9142

Katherine.Wojtecki@changehealthcare.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of federal securities laws. Any statements made in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including, but not limited to, our third quarter fiscal year 2021 guidance, the supplemental information and assumptions regarding fiscal year 2021, the potential length and impact of COVID-19 and descriptions of our business plans and strategies. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook,” “potential,” “continues,” “seeks,” “predicts,” and the negatives of these words and other similar expressions. Forward-looking statements involve known and unknown risks, uncertainties, including, but not limited to, the uncertainty around the length and severity of the COVID-19 pandemic; the ongoing impact of the COVID-19 pandemic on our operations and financial results, on our customers and on national, state and local economies; and new risks that may arise due to responses to the pandemic by the government, our customers and us, and other factors disclosed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 in the section entitled “Risk Factors,”

as such factors may be updated from time to time in our periodic filings with the SEC, and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on any forward-looking statements in this release. All forward-looking statements are based on information currently available to Change Healthcare and are qualified in their entirety by this cautionary statement. The statements herein speak only as of the date such statements were first made. Except to the extent required by law, Change Healthcare assumes no obligation to update any such forward-looking statements or other statements included in this release.

Non-GAAP Financial Measures

In the company’s earnings releases, prepared remarks, conference calls, slide presentations and webcasts, there may be use or discussion of non-GAAP financial measures. We believe such measures provide supplemental information to investors with regard to our operating performance and assist investors’ ability to compare our financial results to those of other companies in the same industry. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between the comparable GAAP financial measure and each non-GAAP financial measure are included in this press release after the consolidated financial statements. These non-GAAP financial measures are calculated and presented on the basis of methodologies other than in accordance with GAAP. These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP and may be defined and calculated differently by others in the same industry.

Consolidated Statements of Operations

Quarter to Date

(unaudited and amounts in thousands, except share and per share amounts)

	Three Months Ended September 30,
	2020	2019	2019
	Change Healthcare Inc.		Change Healthcare LLC
Revenue:
Solutions revenue	$705,913	$—	$738,701
Postage revenue	50,023	—	57,110

Total revenue	755,936	—	795,811
Operating expenses:
Cost of operations (exclusive of depreciation and amortization below)	326,653	—	331,234
Research and development	54,052	—	51,783
Sales, marketing, general and administrative	171,606	1,138	190,039
Customer postage	50,023	—	57,110
Depreciation and amortization	146,869	—	77,448
Accretion and changes in estimate with related parties, net	3,564	48,363	3,214
Gain on sale of businesses	(176)	—	—

Total operating expenses	752,591	49,501	710,828

Operating income (loss)	3,345	(49,501)	84,983
Non-operating (income) and expense
Interest expense, net	61,627	—	69,901
Contingent consideration	(550)	—	1,700
Loss on extinguishment of debt	1,489	—	16,900
Loss from Equity Method Investment in the Joint Venture	—	56,179	—
(Gain) loss on forward purchase contract	—	2,435	—
Other, net	(3,211)	(560)	(4,386)

Total non-operating (income) and expense	59,355	58,054	84,115

Income (loss) before income tax provision (benefit)	(56,010)	(107,555)	868
Income tax provision (benefit)	(13,388)	(13,620)	998

Net income (loss)	$(42,622)	$(93,935)	$(130)

Net income (loss) per common share:
Basic and Diluted	$(0.13)	$(0.66)	$—
Weighted average common shares outstanding: (1)
Basic and Diluted	320,638,116	142,223,836	318,219,028

(1)

Prior to the McKesson exit, common units of Change Healthcare LLC were equivalent to the number of outstanding common shares of Change Healthcare Inc. and membership interests of Change Healthcare LLC held by subsidiaries of McKesson.

Consolidated Statements of Operations

Year to Date

(unaudited and amounts in thousands, except share and per share amounts)

	Six Months Ended September 30,
	2020	2019	2019
	Change Healthcare Inc.		Change Healthcare LLC
Revenue:
Solutions revenue	$1,354,325	$—	$1,535,773
Postage revenue	95,795	—	115,594

Total revenue	1,450,120	—	1,651,367
Operating expenses:
Cost of operations (exclusive of depreciation and amortization below)	645,195	—	658,181
Research and development	109,787	—	101,122
Sales, marketing, general and administrative	337,080	1,389	383,312
Customer postage	95,795	—	115,594
Depreciation and amortization	285,409	—	148,764
Accretion and changes in estimate with related parties, net	9,459	48,363	7,094
Gain on sale of businesses	(28,270)	—	—

Total operating expenses	1,454,455	49,752	1,414,067

Operating income (loss)	(4,335)	(49,752)	237,300
Non-operating (income) and expense
Interest expense, net	124,294	—	153,307
Contingent consideration	(3,000)	—	909
Loss on extinguishment of debt	1,489	—	16,900
Loss from Equity Method Investment in the Joint Venture	—	95,732	—
(Gain) loss on forward purchase contract	—	2,435	—
Other, net	1,047	(664)	(8,164)

Total non-operating (income) and expense	123,830	97,503	162,952

Income (loss) before income tax provision (benefit)	(128,165)	(147,255)	74,348
Income tax provision (benefit)	(26,849)	(15,804)	2,563

Net income (loss)	$(101,316)	$(131,451)	$71,785

Net income (loss) per common share:
Basic	$(0.32)	$(1.20)	$0.25
Diluted	$(0.32)	$(1.20)	$0.25
Weighted average common shares outstanding: (1)
Basic	320,347,128	109,111,853	285,107,046
Diluted	320,347,128	109,111,853	288,809,850

(1)

Prior to the McKesson exit, common units of Change Healthcare LLC were equivalent to the number of outstanding common shares of Change Healthcare Inc. and membership interests of Change Healthcare LLC held by subsidiaries of McKesson.

Consolidated Balance Sheets

(unaudited and amounts in thousands, except share and per share amounts)

	September 30, 2020	March 31, 2020
Assets
Current assets:
Cash and cash equivalents	$167,477	$410,405
Accounts receivable, net	626,991	740,105
Contract assets, net	135,388	132,704
Prepaid expenses and other current assets	125,996	117,967

Total current assets	1,055,852	1,401,181
Property and equipment, net	193,904	206,196
Operating lease right-of-use assets, net	106,790	—
Goodwill	4,126,481	3,795,325
Intangible assets, net	4,418,079	4,365,806
Investment in business purchase option	—	146,500
Other noncurrent assets, net	309,107	192,372

Total assets	$10,210,213	$10,107,380

Liabilities
Current liabilities:
Accounts payable	$47,351	$68,169
Accrued expenses	452,974	390,294
Deferred revenue	319,115	302,313
Due to related parties, net	11,606	20,234
Current portion of long-term debt	30,488	278,779
Current portion of operating lease liabilities	32,060	—

Total current liabilities	893,594	1,059,789
Long-term debt, excluding current portion	4,983,737	4,710,294
Long-term operating lease liabilities	88,239	—
Deferred income tax liabilities	627,919	615,904
Tax receivable agreement obligations to related parties	98,658	177,826
Tax receivable agreement obligations	232,009	164,633
Other long-term liabilities	76,807	93,487

Total liabilities	7,000,963	6,821,933
Commitments and contingencies
Stockholders’ Equity
Common Stock (par value, $.001), 9,000,000,000 and 9,000,000,000 shares authorized and 304,426,569 and 303,428,142 shares issued and outstanding at September 30, 2020 and March 31, 2020, respectively	304	303
Preferred stock (par value, $.001), 900,000,000 and 900,000,000 shares authorized and no shares issued and outstanding at September 30, 2020 and March 31, 2020, respectively	—	—
Additional paid-in capital	4,242,721	4,222,580
Accumulated other comprehensive income (loss)	(1,978)	(7,372)
Accumulated deficit	(1,031,797)	(930,064)

Total stockholders’ equity	3,209,250	3,285,447

Total liabilities and stockholders’ equity	$10,210,213	$10,107,380

Consolidated Statements of Cash Flows

(unaudited and amounts in thousands)

	Six Months Ended September 30,
	2020	2019	2019
	Change Healthcare Inc.		Change Healthcare LLC
Cash flows from operating activities:
Net income (loss)	$(101,316)	$(131,451)	$71,785
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss from Equity Method Investment in the Joint Venture	—	95,732	—
Depreciation and amortization	285,409	—	148,764
Amortization of capitalized software developed for sale	89	—	6,698
Accretion and changes in estimate, net	11,188	—	7,094
Equity compensation	23,914	—	15,207
Deferred income tax expense (benefit)	(28,590)	(15,806)	1,473
Amortization of debt discount and issuance costs	16,551	212	9,941
Contingent consideration	(3,000)	—	909
Gain on sale of businesses	(28,270)	—	—
Loss on extinguishment of debt	1,489	—	16,900
(Gain) loss on forward purchase contract	—	2,435	—
Non-cash lease expense	14,629	—	—
Other, net	7,530	—	(111)
Changes in operating assets and liabilities:
Accounts receivable, net	114,052	—	54,240
Contract assets, net	(3,786)	—	12,688
Prepaid expenses and other assets	(48,382)	(2,136)	(8,583)
Accounts payable	(28,666)	—	(15,209)
Accrued expenses and other liabilities	27,687	48,640	(16,311)
Deferred revenue	36,029	—	(69,471)
Due to the Joint Venture, net	—	2,374	—
Due to related party, net	—	—	(12,150)

Net cash provided by (used in) operating activities	296,557	—	223,864

Cash flows from investing activities:
Capitalized expenditures	(126,432)	—	(129,847)
Acquisitions, net of cash acquired	(439,483)	—	—
Proceeds from sale of businesses	54,369	—	—
Investments in businesses	—	—	(18,946)
Investment in the Joint Venture	—	(609,818)	—
Investment in debt and equity securities of the Joint Venture	—	(278,875)	—
Other, net	1,100	3,621	—

Net cash provided by (used in) investing activities	(510,446)	(885,072)	(148,793)

Cash flows from financing activities:
Payments on Revolving Facility	(250,000)	—	—
Payments on Term Loan Facility	(50,000)	—	(902,750)
Proceeds from issuance of Senior Notes	325,000	—	—
Payments under tax receivable agreements with related parties	(20,691)	—	(27,227)
Receipts (payments) on derivative instruments	(14,810)	—	3,109
Employee tax withholding on vesting of equity compensation awards	(3,131)	—	—
Payments on deferred financing obligations	(6,547)	—	—
Payment of senior amortizing notes	(7,680)	(3,621)	—
Payment of debt issued to Change Healthcare Inc.	—	—	(3,621)
Proceeds from exercise of equity awards	2,584	1,139	—
Capital contribution from Members from exercise of equity compensation awards	—	—	1,139
Proceeds from initial public offering, net of issuance costs	—	608,679	—
Proceeds from Change Healthcare Inc. initial public offering	—	—	608,679
Proceeds from issuance of debt component of tangible equity units	—	47,367	—
Proceeds from debt issued to Change Healthcare Inc.	—	—	47,367
Proceeds from issuance of equity component of tangible equity units, net of issuance costs	—	232,929	—
Proceeds from forward purchase contract with Change Healthcare Inc.	—	—	232,929
Other, net	(6,454)	(1,421)	(10,897)

Net cash provided by (used in) financing activities	(31,729)	885,072	(51,272)

Effect of exchange rate changes on cash and cash equivalents	2,690	—	299

Net increase (decrease) in cash and cash equivalents	(242,928)	—	24,098

Cash and cash equivalents at beginning of period	410,405	3,409	48,894

Cash and cash equivalents at end of period	$167,477	$3,409	$72,992

Reconciliation of Net Income (Loss) to Adjusted EBITDA

Quarter to Date

(unaudited and amounts in thousands)

	Three Months Ended September 30,
	2020	2019	2019
	Change Healthcare Inc. (1)		Change Healthcare LLC
Net income (loss)	$(42,622)	$(93,935)	$(130)
Income tax provision (benefit)	(13,388)	(13,620)	998

Income (loss) before income tax provision (benefit)	(56,010)	(107,555)	868
Amortization of capitalized software developed for sale	12		3,249
Depreciation and amortization	146,869		77,448
Interest expense, net	61,627		69,901
Equity compensation	14,331		9,345
Acquisition accounting adjustments	34,686		553
Acquisition and divestiture-related costs	2,337		414
Integration and related costs	7,536		19,781
Strategic initiatives, duplicative and transition costs	3,765		6,120
Severance costs	3,172		2,929
Accretion and changes in estimate, net	5,293		3,214
Management fees and related costs	—		2,413
Impairment of long-lived assets and other	7,447		—
Gain on sale of business	(176)		—
Contingent consideration	(550)		1,700
Loss on extinguishment of debt	1,489		16,900
Other non-routine, net	13		2,858

Adjusted EBITDA	$231,841		$217,693

(1)

Prior to the McKesson exit, Change Healthcare Inc. did not utilize adjusted EBITDA as a key performance metric, therefore we have not presented a reconciliation to adjusted EBITDA for the three months ended September 30, 2019.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

Year to Date

(unaudited and amounts in thousands)

	Six Months Ended September 30,
	2020	2019	2019
	Change Healthcare Inc. (1)		Change Healthcare LLC
Net income (loss)	$(101,316)	$(131,451)	$71,785
Income tax provision (benefit)	(26,849)	(15,804)	2,563

Income (loss) before income tax provision (benefit)	(128,165)	$(147,255)	74,348
Amortization of capitalized software developed for sale	89		6,698
Depreciation and amortization	285,409		148,764
Interest expense, net	124,294		153,307
Equity compensation	23,914		15,207
Acquisition accounting adjustments	83,225		927
Acquisition and divestiture-related costs	7,458		1,073
Integration and related costs	17,894		45,507
Strategic initiatives, duplicative and transition costs	8,845		9,688
Severance costs	7,876		10,099
Accretion and changes in estimate, net	11,188		7,094
Management fees and related costs	—		5,060
Impairment of long-lived assets and other	13,760		(840)
Gain on sale of business	(28,270)		—
Contingent consideration	(3,000)		909
Loss on extinguishment of debt	1,489		16,900
Other non-routine, net	2,690		4,008

Adjusted EBITDA	$428,696		$498,749

(1)

Prior to the McKesson exit, Change Healthcare Inc. did not utilize adjusted EBITDA as a key performance metric, therefore we have not presented a reconciliation to adjusted EBITDA for the six months ended September 30, 2019.

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

(unaudited and amounts in thousands, except share and per share amounts)

	Three Months Ended September 30,
	2020	2019	2019
	Change Healthcare Inc. (1)		Change Healthcare LLC
Net income (loss)	$(42,622)	$(93,935)	$(130)
Amortization expense resulting from acquisition method adjustments	115,873		35,054
EBITDA adjustments	79,343		66,227
Tax effect of EBITDA adjustments and amortization expense	(49,107)		(14,527)

Adjusted net income (loss)	$103,487		$86,624

Adjusted net income (loss) per diluted share (2)	$0.32		$0.27

	Six Months Ended September 30,
	2020	2019	2019
	Change Healthcare Inc. (1)		Change Healthcare LLC
Net income (loss)	$(101,316)	$(131,451)	$71,785
Amortization expense resulting from acquisition method adjustments	228,898		69,702
EBITDA adjustments	147,069		115,632
Tax effect of EBITDA adjustments and amortization expense	(89,966)		(28,991)

Adjusted net income (loss)	$184,685		$228,128

Adjusted net income (loss) per diluted share (2)	$0.58		$0.79

(1)

Prior to the McKesson exit, Change Healthcare Inc. did not utilize adjusted net income (loss) as a key performance metric, therefore we have not presented a reconciliation to adjusted net income (loss) for the three and six months ended September 30, 2019.

(2)

Prior to the McKesson exit, Common units of Change Healthcare LLC were equivalent to the number of outstanding common shares of Change Healthcare Inc. and membership interests of Change Healthcare LLC held by subsidiaries of McKesson.

Segment Results

(unaudited and amounts in thousands)

	Three Months Ended September 30,
	2020	2019	2019
	Change Healthcare Inc. (1)		Change Healthcare LLC (2)
Segment revenue
Software and Analytics	$354,860	N/A	$372,990
Network Solutions	184,095	N/A	144,276
Technology-Enabled Services	231,817	N/A	247,341
Postage and Eliminations (3)	24,073	N/A	31,204
Purchase Accounting Adjustment (4)	(38,909)	N/A	—

Net revenue	$755,936	N/A	$795,811

Segment adjusted EBITDA
Software and Analytics	$117,393	N/A	$110,993
Network Solutions	94,508	N/A	79,526
Technology-Enabled Services	19,940	N/A	27,174
Postage and Eliminations	—	N/A	—

Total adjusted EBITDA	$231,841	N/A	$217,693

	Six Months Ended September 30,
	2020	2019	2019
	Change Healthcare Inc. (1)		Change Healthcare LLC (2)
Segment revenue
Software and Analytics	$746,449	N/A	$806,811
Network Solutions	326,921	N/A	285,888
Technology-Enabled Services	419,523	N/A	494,854
Postage and Eliminations (3)	51,136	N/A	63,814
Purchase Accounting Adjustment (4)	(93,909)	N/A	—

Net revenue	$1,450,120	N/A	$1,651,367

Segment adjusted EBITDA
Software and Analytics	$261,325	N/A	$287,494
Network Solutions	165,011	N/A	158,748
Technology-Enabled Services	2,360	N/A	52,507
Postage and Eliminations	—	N/A	—

Total adjusted EBITDA	$428,696	N/A	$498,749

(1)	Prior to the McKesson exit, Change Healthcare Inc. did not have revenues from customers and did not utilize adjusted EBITDA as a key performance metric.
(2)	The prior year results of Change Healthcare LLC have been retrospectively adjusted to be consistent with the Company’s current segment structure and cost allocation methodology.
(3)

Revenue for Postage and Eliminations includes postage revenue of $50.0 million for Change Healthcare Inc. for the three months ended September 30, 2020 and $57.1 million for Change Healthcare LLC for the three months ended September 30, 2019. Revenue for Postage and Eliminations includes postage revenue of $95.8 million for Change Healthcare Inc. for the six months ended September 30, 2020 and $115.6 million for Change Healthcare LLC for the six months ended September 30, 2019.

(4)	Amount reflects the impact to deferred revenue resulting from the McKesson exit which reduced revenue recognized during the three and six months ended September 30, 2020.

Reconciliation of Cash Provided by (Used in) Operating Activities to Free Cash Flow and Adjusted Free Cash Flow

(unaudited and amounts in thousands)

	Six Months Ended September 30,
	2020	2019	2019
	Change Healthcare Inc. (1)		Change Healthcare LLC
Cash provided by (used in) operating activities (2)	$296,557	$—	$223,864
Capital expenditures	(126,432)	—	(129,847)

Free cash flow	170,125	—	94,017
Adjustments to free cash flow (3):
Integration and related costs	17,894		45,507
Strategic initiatives, duplicative and transition costs	8,845		9,688
Severance costs	7,876		10,099
Integration and strategic capital expenditures	5,938		14,546

Adjusted free cash flow	$210,678		$173,858

(1)

Prior to the McKesson exit, Change Healthcare Inc. did not utilize adjusted free cash flow as a key performance metric, therefore we have not presented a reconciliation to adjusted free cash flow for the six months ended September 30, 2019.

(2)

Includes cash used in pass-thru funds of $1.4 million for Change Healthcare Inc. for the six months ended September 30, 2020 and cash provided by pass-thru funds of $12.9 million for Change Healthcare LLC for the six months ended September 30, 2019.

(3)	All operating costs and integration and strategic capital expenditures are presented on an as-incurred basis.